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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2014 (December 8, 2014)

SL GREEN REALTY CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-13199 (Commission File Number)	13-3956775 (IRS Employer Identification No.)

420 Lexington Avenue New York, New York (Address of Principal Executive Offices)	10170 (Zip Code)

(212) 594-2700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

        Members of senior management of the Company will make a presentation during the Company's 2014 Annual Investor Conference on Monday, December 8, 2014 (the "Investor Conference"). At the Investor Conference, the Company will provide its earnings guidance for the year ending December 31, 2015 of FFO per share (diluted) of $6.24 to $6.30, and net income per share (diluted) of $2.05 to $2.10. Also, the Company will confirm its previously announced earnings guidance for the year ending December 31, 2014 of FFO per share (diluted) of $5.82 to $5.85. A copy of the presentation is available on our corporate website at www.slgreen.com under the "Investors—Calendar & Websites" section.

        The following table reconciles estimated earnings per share (diluted) to FFO per share (diluted) for the years ending December 31, 2014 and 2015.

	Year Ended December 31,		Year Ended December 31,
	2014	2014	2015	2015
Net income per share attributable to SL Green stockholders	$4.77	$4.80	$2.05	$2.10
Add:
Depreciation and amortization	3.77	3.77	3.79	3.79
Discontinued operations depreciation adjustments	0.05	0.05	—	—
Unconsolidated joint ventures depreciation and noncontrolling interests adjustments	0.34	0.34	0.25	0.25
Net income attributable to noncontrolling interests	0.27	0.27	0.17	0.18
Less:
Gain on sale of discontinued operations	1.45	1.45	—	—
Equity in net gain on sale of interest in unconsolidated joint venture / real estate	1.23	1.23	—	—
Purchase price fair value adjustment	0.68	0.68	—	—
Depreciation and amortization on non-real estate assets	0.02	0.02	0.02	0.02

Funds from Operations per share	$5.82	$5.85	$6.24	$6.30

        The information being furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.
Date: December 8, 2014	By:	/s/ JAMES MEAD James Mead Chief Financial Officer

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  Item 7.01. Regulation FD Disclosure
SIGNATURES